Form C

Cover Page

Name of issuer:

Attic Brewing Company LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: PA

Date of organization: 6/29/2017

Physical address of issuer:

137 Berkley Street
Philadelphia PA 19144

Website of issuer:

http://atticbrewing.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

9/7/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$18,150.00	$0.00
Cash & Cash Equivalents:	$17,460.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$677.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($4,639.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Attic Brewing Company LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Laura Lacy	President	2017
Laura Lacy	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Laura Lacy	N/A	50.0
Todd Lacy	N/A	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Every year new breweries open in and around Philadelphia. We face substantial competition and our inability to compete could adversely affect our sales.

Laura Lacy will act as the owner and president of Attic Brewing Company. Her previous experience is managing full-house retail operations and this will be her first time managing full-house brewery operations. The strategy to mitigate this risk is to hire a brewery consultant that will work with Attic Brewing Co. from planning, through construction and after opening.

Attic Brewing Co. will also hire additional team members that have significant brewery work experience including a head brewer and taproom manager.

The financials in the business plan reflect the founders' best estimation of what is required to successfully launch Attic Brewing Company. The intention of the initial raise is to begin with enough capital that additional raises are not needed, but there are yet many unknowns and assumptions that may make this unfeasible.

Achieving positive cash flow as early as possible is critical. Without sufficient capital to handle unforeseen challenges, Attic Brewing Company could fail even if sales are growing.

Pennsylvania Alcoholic Beverage Commission and Alcohol and Tobacco Tax and Trade Bureau permit are required to legally sell beer in the state of Pennsylvania. The average approval takes between 4 and 6 months. If permits are delayed, the brewery opening could be pushed back and additional costs could be incurred.

Attic Brewing Company is leasing space at 137 W. Berkley St. Philadelphia, PA 19144. The property is currently zoned as CMX-3, Community Commercial Mixed Use. A zoning variance may be required to manufacture and sell alcohol on premise. If the zoning is not approved, we will have to find a new location for the brewery.

Local, state or federal laws, especially Pennsylvania's state alcohol laws, may change in a manner that adversely impacts Attic Brewing Company. As a result, we may be required to spend additional capital to change our business to be compliant with such changed legislation. This could adversely impact our working capital and our business plan, and even require us to cease operations.

Attic Brewing Company will be serving alcohol on-premise which means we are at an increased risk of a customer complaint or injury lawsuit. It is also a risk that a customer may leave our premises intoxicated and be involved in a crime or accident.

Our continued sales growth will depend upon, among other factors, our ability to secure and maintain supply of key raw ingredients, such as hops and barley.

Spikes in agricultural prices and shortages in supply may also have an adverse affect our working capital and production levels.

A disruption in brewing activities could have a material adverse effect on Attic Brewing Company. A prolonged disruption to brewing activities (e.g., due to fire, industrial action or any other cause) at its brewing site could have a material adverse effect on our ability to brew.

Attic Brewing Company can not guarantee that the current construction budget and timeline will remain accurate. Overruns of costs and time may push back the brewery opening and additional costs could be incurred.

Attic Brewing Company can not guarantee that the current brewery equipment manufacturing and instillation timelines will remain accurate. Overruns of costs and time may push back the brewery opening and additional costs could be incurred.

Breweries usually do first runs of beer recipes on new equipment before the brewery opens. If our recipes require more than two runs, it may have an adverse affect on our working capital and push back the brewery opening.

The strategy to mitigate this risk is to work with our brewery consultant to scale up recipes in the most effective way possible.

Any projections of future performance provided to you may prove to be incorrect. The financial projections of Attic Brewing Company and projections relating to the future market for our potential products are based upon current assumptions as to future events and conditions which we believe to be reasonable as of the date thereof, but which are inherently uncertain and unpredictable. The assumptions may prove to be incomplete or incorrect and unanticipated events and circumstances may occur. Because of such uncertainties, and the other risks outlined herein, the actual results of Attic Brewing Company's future operations can be expected to be different from those projected, and such difference may be material and adverse. Potential investors should consider the projections in light of the underlying assumptions, reach their own conclusions as to the reasonableness of those assumptions and evaluate the projections on the basis of that analysis.

We are reliant on a small management team, our future success depends on the efforts of key personnel. The loss of services of any key personnel may have an adverse effect on us. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	The funds raised will be used for the brewery equipment down payment (53%) and instillation costs (20%). The remaining funds raised will be used to purchase the main taproom furnishings (15%), Investor Perks (7%) and the Wefunder intermediary fee (5%).

If we raise: **$500,000**

Use of Proceeds: If the maximum fundraising target is achieved, American manufactured brewing equipment will be prioritized with 25% going towards the equipment down payment and 10% for the instillation costs. We will use 20% for additional brewery equipment including walk-ins, draft system and kegs along with 10% to be used for purchasing furnishings for our main taproom and second speakeasy bar. 10% will cover additional start-up costs, 15% will be used as working capital and 5% will be used to cover Investor Perks. The remaining 5% will be paid as the Wefunder intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be

recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Attic Brewing Company is an LLC and has not authorized any Units.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

No exempt offerings.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We're building the first craft brewery in the Germantown neighborhood of Philadelphia. Voted Curbed Philly's *2017 Best Neighborhood*, its home to rich history, unique architecture, art, music and amazing people, making it the perfect spot for a craft brewery. We've already leased 6,000 sqft of warehouse space in the Wayne Junction Historic District. Our next steps are buying the rest of the brewing equipment and being open by spring 2019!

Attic Brewing Company's plans on being one of the most popular destination breweries in Philadelphia with a reputation for quality crafted classic beer styles and adventurous one-offs. We will continue to maximize profits by selling beer directly to customers. Our biggest accomplishment will be becoming a Certified Benefit Corporation, demonstrating our commitment to social and environmental responsibility.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Attic Brewing Company LLC was incorporated in the State of Pennsylvania in June 2017.

Since then, we have:

- Only craft brewery in the Germantown neighborhood of Philadelphia; 650,000+ adults over 21 within 5 miles
- Leased 6,000 sqft within the $12 Million Wayne Junction Redevelopment Project and sharing space with Deke's BBQ
- Brew over 20 styles of amazing handcrafted beers inspired by the diverse history and culture of our neighborhood
- Todd and Laura have over 11 years of profit and operations management experience, and over 10 years of brewing experience
- Convenient on-site parking and one block from the newly remodeled Wayne Junction Train Station that serves six regional rail lines
- Sampled beer to rave reviews at over a dozen non-profit and community events throughout Germantown

Historical Results of Operations

Our company was organized in June 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $18,150, including $17,460 in cash.
- *Net Loss.* The Company has had net losses of $4,639 for 2017.
- *Liabilities.* The Company's liabilities totaled $0 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

$27,100 of contributed capital has been given by friends and family, for operations capital.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Attic Brewing Company LLC cash in hand is $30,600, as of February 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $1,116/month, for an average burn rate of $1,116 per month. Our intent is to be profitable in 18 months.

Attic Brewing Company had no material changes over the period that our financials cover.

Over the next 3-6 months we will not be generating any revenue. We will continue to operate with minimal expenses until the end of our Wefunder campaign in 3 months. After that we will see expenses increase over the next 3 months as we purchase brewery equipment and continue with brewery construction. in lieu of a successful Wefunder campaign we will seek other sources of funding.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.atticbrewing.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Attic Brewing Company Revenue Share

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Laura Lacy

Appendix E: Supporting Documents

INVEST IN ATTIC BREWING COMPANY

The first craft brewery in historic Germantown, Philadelphia

"We're building the first craft brewery in the Germantown neighborhood of Philadelphia. Voted Curbed Philly's 2017 Best Neighborhood, Germantown is home to rich history, unique architecture, art, music, and amazing people, making it the perfect spot for a craft brewery. We've already leased 6,000 square feet of warehouse space in the Wayne Junction Historic District. Our next steps are buying the rest of the brewing equipment to open by spring 2019!



Laura Lacy
OWNER, MANAGER, AND OPERATIONS, ATTIC BREWING COMPANY

FOLLOW US FOR UPDATES SHARE TWEET


ATTIC

$0
raised of $100K goal

$100 min
by Wefunder Portal LLC

INVEST

Revenue Share

10% of revenues | 1.5X investment amount

Attic Brewing Company will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 50% on top.

EARLY BIRD BONUS: Beer School Tickets

Investors who fund up to the first $100K will get two free tickets to our weekly Beer School. This intimate beer sampling with our knowledgeable team will teach you about beer styles, flavors and the history of craft beer.

INVESTOR PERKS

$250+	Super Fan Swag- including an Attic Brewing Co. t-shirt, sticker and logo pint glass with your first beer on us!
$500+	VIP Treatment- Two tickets to our Friends and Family Preview Night including Attic Brewing Co. team meet and greet, exclusive brewery tour, food, and of course beer!
$1,000+	Craft Beer for Life- A 64oz stainless steel Attic Brewing Co. growler. This award winning DrinkTanks growler is made to last, which is perfect because you're getting 20% off fills FOREVER!
$2,500+	Cheers to Germantown- A tour of Germantown and beer tasting for four people. You'll get to see the rich history, amazing architecture and diverse culture that inspires our beers... oh and you'll be tasting them too, with lunch and samples provided along the way!
$5,000+	You're Getting Hooked Up- This is the BIG one... your still getting a 64oz DrinkTanks growler with 20% off all of your fills, but this time you'll also be getting ONE FREE GROWLER FILL EVERY MONTH AND AN EXTRA FREE FILL FOR YOUR BIRTHDAY...FOREVER!
$10,000+	We'll Bring the Party to You- You pick the date, you pick the time and we'll bring the beer! Our team will serve Attic Brewing Co. beer at your next party or event... FOR FREE!

$25,000+ You're one of us now- You'll get the opportunity to design and brew your own beer that we'll feature on-tap in our brewery. And we know you're going to want to share the excitement... so we'll throw you your own launch party with an open tab for 25 friends and family!

OUR AMBITION

Attic Brewing Company plans to be one of the most popular destination breweries in Philadelphia with a reputation for quality crafted classic beer styles and adventurous one-offs. We will continue to maximize profits by selling beer directly to customers. Our biggest accomplishment will be becoming a Certified Benefit Corporation, demonstrating our commitment to social and environmental responsibility.

KEY FACTS

- Germantown has 650,000+ adults over 21 within 5 miles.
- Leased 6,000 square feet within the $12 Million Wayne Junction Redevelopment Project.
- Founders respectively have 10+ years of brewing experience and 11+ years of profit and operations management experience.
- Attic Brewing Company will be the only brewery in the neighborhood.
- Brewery location is one block from the newly remodeled Wayne Junction train station that serves six regional rail lines.
- Sampled beer to rave reviews at over a dozen non-profit and community events throughout Germantown.
- Plan to brew 20+ beers inspired by the neighborhood.

DOCUMENTS

Wayne_Junction_Development_Project_Press_Packet.pdf

https://atticbrewing.com f

RETAIL ALCOHOL BREWERY

Why I Like Attic Brewing Company

I have watched Laura and Todd hone their brewing skills over the years, while perfecting their recipes for traditional style ales including my personal favorite, their Bloodhound Brown Ale. They are excited for the opportunity to open a brewery and serve not only their beers, but the community as well.



Eric Hartline
OWNER, BREW YOUR OWN BEER

Why developer Ken Weinstein is bullish on Philadelphia's Wayne Junction neighborhood - Philadelphia Business Journal

Craft breweries are increasingly a catalyst for economic development activity in small towns and urban areas, and there's hope that a new brewery along with other investment will help revitalize the Wayne Junction regional rail station area. Ken
March 7, 2018 @ bizjournals.com

Mapping 15 interesting adaptive reuse projects underway in Philly

Editor's note: This article was last published on March 1, 2017 and has since been updated with the most recent information. At this moment, there are nearly 30 high-rises under construction, changing the Philly skyline one by one. Yet a number of
January 25, 2018 @ philly.curbed.com

Big Plans Announced to Jumpstart Wayne Junction

Philly Office Retail and Mosaic Development Partners filled Germantowners in on development plans designed to turn a major transit hub into a hub of activity for Germantown and Nicetown. At least this diner won't be called the Trolley Car.
September 19, 2017 @ phillymag.com

Come for the Beer, Stay for the History!

Attic Brewing Co. is located in one of the most historic neighborhoods in Philadelphia. Our beers are inspired by the people and events that helped shape this great neighborhood. When you visit our taproom, you'll not only share our beers, but share our history!


Attic
Maple Wood
Russian Imperial
Over There
Attic
Gose
Attic
Bloodhound
Brown Ale
Attic
Attic
Illiado







It's Been a Long Journey to Get Here, but We Haven't Traveled Far

Our humble brewing beginning was in our attic apartment on Duval St. in Germantown, Philadelphia. Todd got a homebrew kit for his birthday in 2010 and hasn't stopped brewing since. In 2016, we decided to take our hobby and build it into a business. We've spent the past two years working with commercial breweries; brewing, packaging, promoting, and selling beer. We've seen the deep impact breweries have on local communities and are excited to open our brewery just blocks from where we began.



Todd bottling some of our first beers in the attic apartment on Duval St.



Posing with the Hammer of Glory during Philly Beer Week.



Laura's been working with Deer Creek Malthouse for almost two years. Here, she's hand turning over 2,000 lbs of PA craft malted barley.



Lending a hand at one of our favorite breweries, 2SP Brewing in Aston, PA.

Paid with beer... yes please!



Todd smelling hops before adding them to the boil.



Laura's been working with Dock Street Brewery, Philly's first craft beer, for over a year. You can find her working as a sales rep, managing the brewpub, giving tours, and promoting the brewery at events all over Philadelphia.

We'll Never Serve You a Mediocre Beer

Our beer styles are as diverse as our neighborhood – and we like it that way. We only use the highest quality ingredients. Customers are guaranteed the freshest beer possible straight from the tap to the glass.


Attic
Go
and
Drink!
BLOODHOUND
BROWN ALE
ABV: 6%


Attic
ILLIADO
CREAM ALE
ABV: 6%


UNBOUNDED
New England IPA
ABV: 6.6%
Attic


Blackberry
Gose
abv: 6.4%
Attic


INDEPENDENT
VOICES
ABV
5.6%
HOPPY
AMERICAN
WHEAT
Attic


Sage
Gose
abv: 6.4%
Attic


Attic
Dec.
2017
MAPLE
WOOD
Russian
Imperial
Stout
ABV
8.7%


Over
There
Belgian Tripel
abv: 10%
Attic

Our Location

We have already leased 6,000 square feet of warehouse space in the Wayne Junction National Historic District. It might not look like a lot right now, but we've got big plans: think antique, vintage, nostalgia! And we'll be in good company with Deke's BBQ next door along with Philly Bread, Philadelphia Woodworking, a diner, and a coffee shop all on the same block!


Plymouth Meeting
Glenside
Conshohocken
Wayne
Bryn Mawr
Bala Cynwyd
Ardmore
NORTH PHILADELPHIA
NORTHEAST PHILADELPHIA
Havertown
WEST PHILADELPHIA
Upper Darby
Philadelphia
Springfield
Darby
SOUTH PHILADELPHIA
Camden
Pennsauken Township
Maple Shade Township
Cherry Hill
Haddon Township
Haddonfield
Delran
Cinnamonson
Moorestow
PENNSYLVANIA
NEW JERSEY
Delaware River

Map of current Philadelphia breweries





The Industry

Craft beer continues to grow in sales and production every year. The key to continuing this success is staying at the forefront of changing beer trends. Craft beer tourism and brewery taprooms are key to securing brand loyalty and profits. They're both a major part of our brewery plan.


U.S. BEER SALES VOLUME GROWTH 2016
OVERALL BEER
0.0%
196,749,624 BBLS
6.2%
CRAFT
24,104,852 BBLS
IMPORT BEER
6.8%
33,366,352 BBLS
4.4%
EXPORT CRAFT BEER
465,617 BBLS


OVERALL BEER MARKET
$107.6 BILLION
CRAFT BEER MARKET
$23.5 BILLION
10% DOLLAR SALES GROWTH


CRAFT
12.3% SHARE
IN 2016
(24,104,852 BBLS)
IMPORT
(33,366,352 BBLS)
DOMESTIC
(139,278,420 BBLS)

SOURCE: BREWERS ASSOCIATION, BOULDER, CO

Meet the Founders



Laura Lacy

Owner, Manager, and Operations

2 years in brewery operations throughout Philadelphia. 11 years in operations management at H&M.



Todd Lacy

Owner, Brewer, and Marketing

8 years brewing experience. 13 years as Interpretive Park Ranger for National Park Service.

AND THE REST OF THE TEAM



Michael LaRosa

Brewery Consultant

Built some of the best breweries in PA & NJ, and he has a few awards under his belt too (part-time).

Interview

− COLLAPSE ALL

WF: How is Attic Brewing Company different than the other Philadelphia breweries?

AB: Attic Brewing Co. is the first craft brewery in the Germantown neighborhood of Philadelphia. We're doing things a little different by skipping retail shelves and selling 99% of our beer directly to customers through our taproom. This way we'll be able to guarantee the freshest beer, get immediate feedback from our customers on what to brew, and secure the highest profits on every beer sold.

WF: How big is the market?

AB: There are currently 22 breweries in the city of Philadelphia. While that seems like a lot, at one time there were 700 breweries operating in the City of Brotherly Love. A look at breweries per capita shows cities like Boulder, CO and Asheville, NC with almost 22 breweries per 100,000 citizens. Philly comes in at 1.4 breweries. And a 2017 list with the number of breweries in each metropolitan area ranks Philadelphia #10 with 88 breweries, a long way from Chicago (#2) and Denver (#3) who boast over 150 breweries each. Long story short, there's room for more craft beer in Philadelphia.

WF: What do you understand about your business that others don't get?

AB: You can get a great craft beer from many breweries around Philadelphia. What's missing is the personal connection that builds brand loyalty, the leadership that provides a great place to work and the values that create an honest business. We are building our brewery five blocks from our home. It's a place where EVERYONE is welcome, where employees receive fair pay and benefits and where we work hard to produce the best beer we can!

WF: Why did you choose Germantown, Philadelphia to open your brewery?

AB: For us, choosing Germantown was simple. It's the home of our first "unofficial" brewery; our attic apartment on Duval Street. While living and brewing there we got to meet a diverse community of neighbors who were committed to making Germantown a great place to live. It's also home to over a dozen historic sites, unique architecture, and a thriving Jazz music and art community. The only thing missing is a place to grab a hand-crafted beer.

After mapping out the current Philadelphia breweries, we noticed that there was a big void in Northwest Philly, including the neighborhood of Germantown. This historic neighborhood is at the beginning of a major revival. It was named Curbed Philly's 2017 Neighborhood of the Year, won National Geographic's 2017 Vote Your Main Street grant for historic preservation, and just completed a $31.5 Million renovation of the Wayne Junction train station.

We've partnered with Philly Office Retail to lease a space in the Wayne Junction Redevelopment. There are eight abandoned buildings that will soon become apartments, condos, working spaces, a coffee shop, a bakery, and a diner. We'll be right next to Deke's BBQ, an established local favorite and we have easy access to public transportation including two buses and six regional rail lines. We also have convenient on-site parking.

WF: How will you make money?

AB: Eighty percent of revenue will come from beer sales through our taproom. We will offer various pour sizes that will range from two to eight dollars, based on cost of goods and beer style. Fifteen percent of sales will come from to-go growlers with an average price of $12. A limited amount of kegs will be self-distributed to Philadelphia area bars and restaurants. Kegs will be competitively priced and be made available as production allows. By cutting out packaging costs and eliminating the distributor we will be able to make the highest profit with every beer we sell.

A limited amount of brewery merchandise will also be available for sale. Shirts, hats, glassware, and more will be priced at double cost to secure profitability.

WF: Where does the name Attic Brewing Company come from?

AB: We named our brewery after the place where we started brewing, our attic apartment on Duval Steet in Germantown. In 2010, Todd received a homebrew kit for his thirtieth birthday and the rest is history.

We find inspiration in the people and places around us and there's no shortage of inspiration in Germantown. Its rich history includes one of the first protests against slavery in 1688 and the Battle of Germantown during the Revolutionary War. It was home to Louisa May Alcott, author of the national classic *Little Women*, and was the childhood home of William Jackson Palmer, who founded Todd's hometown of Colorado Springs, CO.

Our love of history and everything vintage is present in our branding and marketing. We want you to feel like you're you are exploring an attic every time you step into our taproom. And while you explore the hidden treasures Germantown has to offer, you'll get enjoy a freshly brewed pint of Attic Brewing Co. beer.

WF: What are the founders' brewing and business background?

AB: While we each have different strengths, we are both passionate about brewing and opening a successful brewery. Together we attended the 2016 Craft Brewers Conference in Philadelphia, took the Strategic Business Planning course through the Wharton Small Business Development Center and are currently studying to take the Cicerone Certification Exam, a highly recognized beer industry credential. We've also visited over 400 breweries to help us get a taste of the industry and the competition.

Laura spent 11 years helping grow H&M, one of the largest clothing retailers in the U.S. She's managed full-house operations of multiple 30,000 square-foot locations with sales that exceeded $10 million. She was responsible for hiring and developing teams of managers and staff, and trained new managers for stores opening all over the country. During her last two years with the company, Laura worked as a project manager focusing on store logistics and profitability.

Since leaving her job in the spring of 2016, Laura has been completely focused on opening Attic Brewing Co. She's volunteered with breweries around Philly, brewing and packaging beer, and currently works for both Deer Creek Malthouse and Dock Street Brewer.

Todd has been brewing beer for almost eight years. He's brewed almost every style from American IPAs to Belgian triples to German lagers. He constantly challenges himself to brew better beer and focuses on the quality of ingredients including water profiles, malts, hops, and yeasts.

When he's not working on the brewery, Todd's working for the National Park Service. He's been an interpretive Park Ranger for over 13 years, using his research skills to develop historical programs and educate visitors on the founding of the United States. His talent for graphic design led him to assist with creating exhibits, taking photos, and designing interpretive materials. His design materials were used during the 2016 Philadelphia Flower that celebrated the 100th anniversary of the National Park Service. Todd created Attic Brewing Company's logo, label, and website. If you haven't checked it out, be prepared to be amazed.

WF: Who is your target customer?

AB:

Our first priority is to gain a strong local following in Germantown. Our neighbors are diverse in age, ethnicity, and income level. Our plan is to use interaction, education, and collaboration to make Attic Brewing Co. the preferred local spot. Neighbors here are also very passionate about improving Germantown and we see the power in creating a space for neighbors to meet face to face, and build both relationships and community over a few pints of beer.

Our secondary target customers are Philly craft beer lovers. We want our brewery to be well known for both great craft beer and great local entertainment. Craft beer tourism is a rapidly growing industry. By tapping into this market we can create a strong revenue stream for our brewery and other local businesses in Germantown.

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RISKS

1 Every year new breweries open in and around Philadelphia. We face substantial competition and our inability to compete could adversely affect our sales.

2 Laura Lacy will act as the owner and president of Attic Brewing Company. Her previous experience is managing full-house retail operations and this will be her first time managing full-house brewery operations. The strategy to mitigate this risk is to hire a brewery consultant that will work with Attic Brewing Co. from planning, through construction and after opening.

Attic Brewing Co. will also hire additional team members that have significant brewery work experience including a head brewer and taproom manager.

3 The financials in the business plan reflect the founders' best estimation of what is required to successfully launch Attic Brewing Company. The intention of the initial raise is to begin with enough capital that additional raises are not needed, but there are yet many unknowns and assumptions that may make this unfeasible.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Attic Brewing Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

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